UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2026

CRONOS GROUP INC.
(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-38403	N/A
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4491 Concession Rd 12
Stayner, Ontario	L0M 1S0
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (416) 504-0004

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	CRON	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.
On May 8, 2026, Cronos Group Inc. (the “Company”), its indirect wholly owned subsidiary, CGM B.V. (the “Purchaser”), “Ring” International Holding AG (“Ring”), and Landewyck Tobacco S.A. (“Landewyck,” and together with Ring, the “Sellers”) entered into an amendment (the “SPA Amendment”) to the Share Sale and Purchase Agreement, dated December 9, 2025 (the “SPA”) relating to the acquisition by the Purchaser of all of the issued and outstanding shares of CanAdelaar B.V., a private company with limited liability (“CanAdelaar”), one of ten licensed cannabis growers in the Dutch Controlled Cannabis Supply Chain Experiment.
Pursuant to the SPA Amendment, the parties agreed to amend the SPA to extend the Long Stop Date (as defined in the SPA) from June 9, 2026 to September 9, 2026. The extension provides additional time to satisfy certain closing conditions, including obtaining required regulatory clearances in the Netherlands, receipt of confirmations relating to CanAdelaar’s licenses and completion of the Bibob review (a background check conducted by Dutch authorities).
Except as expressly amended by the SPA Amendment, the SPA remains in full force and effect in accordance with its terms.
The foregoing description of the SPA Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the SPA Amendment, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 2.02.    Results of Operations and Financial Condition.
On May 11, 2026, Cronos Group Inc. (the “Company”) issued a press release announcing its financial results for its first quarter ended March 31, 2026. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated by reference in this Current Report on Form 8-K.
The information in this Item 2.02, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such a filing or document.
Item 8.01.    Other Events.
On May 11, 2026, the Company announced that its Board of Directors authorized a share repurchase program of up to $50 million, which is intended to succeed the Company’s existing share repurchase program upon its scheduled expiration on May 13, 2026. The share repurchase program is expected to commence on May 14, 2026 and terminate on May 13, 2027, unless earlier terminated.
Repurchases under the program may be made from time to time, either through open market purchases at then-prevailing market prices through the facilities of the Nasdaq Global Market or other U.S. published markets, privately negotiated transactions or otherwise. Open market repurchases will be limited to 5% of the number of common shares outstanding as of the applicable measurement time, the maximum amount permitted by applicable securities laws. The timing and amount of repurchases are subject to market conditions, compliance with applicable laws and regulations and any other factors management of the Company may deem relevant. The program does not obligate Cronos to acquire any specific dollar amount or number of shares and may be modified, suspended, or discontinued at any time.
Further information regarding the share repurchase program is set forth in the press release attached hereto as Exhibit 99.1.

Item 9.01.    Financial Statements and Exhibits.
(d)     Exhibits.

Exhibit No.	Description
2.1	Agreement to Amend the Share Purchase Agreement, dated as of May 8, 2026 by and among Cronos Group Inc., CGM B.V., “Ring” International Holding AG and Landewyck Tobacco S.A.
99.1	Press release issued by Cronos Group Inc., dated May 11, 2026.
104	Cover Page Interactive Data File – The cover page from Cronos Group Inc.’s Current Report on Form 8-K filed on May 11, 2026 is formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRONOS GROUP INC.

Dated: May 11, 2026	By:	/s/ Michael Gorenstein
Name: Michael Gorenstein
Title: President and Chief Executive Officer